UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Kingsdale Shareholder Services	EVC Group	BakBone
866-581-1571 (No. America)	Jenifer Kirtland	Steve Martin
416-867-2272 (Outside No. America)	415-896-2005	858-795-7525

BakBone Software Receives “FOR” Recommendation from Institutional

Shareholder Services related to its Arrangement Resolution with Quest

Software

SAN DIEGO, Calif. — December 22, 2010 — BakBone Software® (OTCBB: BKBO), a leading provider of storage and data protection software, today announced that Institutional Shareholder Services (“ISS”) has recommended that their clients vote FOR the Arrangement Resolution at the Special Meeting of Shareholders scheduled for January 11, 2011. Through the Arrangement Resolution, upon the closing of the transaction, Quest Software, Inc. (“Quest”) will acquire all of the issued and outstanding shares of BakBone on the previously announced basis of $0.33 per common share and $1.29 per preferred share.

ISS is a leading independent international corporate governance analysis and proxy voting firm. Their recommendations assist shareholders in making decisions regarding proxy voting issues.

In recommending that its clients vote to approve the Arrangement Resolution, ISS stated in a report released Dec 20, 2010*: “Upon review and analysis of this company’s meeting agenda, the Arrangement warrants support due to the sound strategic rationale, cash consideration at a premium and voting support.”

“We are pleased that ISS shares our view that BakBone shareholders should vote FOR the Arrangement Resolution,” said Steve Martin, interim CEO and CFO of BakBone. “Time is short. We ask shareholders to vote their proxies early enough to ensure that they are received well in advance of the proxy cut-off deadline of 8:00 am, Mountain Time, on Friday, January 7, 2011.”

Investors who require assistance should contact BakBone’s proxy solicitor, Kingsdale Shareholder Services Inc. at 1-866-581-1571 toll-free in North America or 416-867-2272 from outside of North America.

*Permission to quote from ISS was neither sought nor obtained.

Additional Information and Where to Find It

In connection with the proposed acquisition, BakBone has filed a Proxy Statement with the SEC and Canadian securities commissions. ALL INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THIS PROXY STATEMENT IN ITS ENTIRETY, BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING BAKBONE, THE ACQUISITION, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE ACQUISITION ON BEHALF OF BAKBONE AND THE INTERESTS OF THESE PERSONS IN THE ACQUISITION AND RELATED MATTERS. BakBone has mailed the Proxy Statement to its shareholders. Investors and shareholders may obtain a free copy of the Proxy Statement and other documents filed by BakBone with the SEC on the SEC’s website at http://www.sec.gov. Free copies of the Proxy Statement may be obtained by contacting the Chief Executive Officer of BakBone at 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121 or by calling (858) 795-7525. In addition to the Proxy Statement, BakBone files annual, quarterly, and special reports, proxy statements and other information with the SEC and SEDAR.

BakBone and its respective directors, executive officers and certain members of its management and other employees may be soliciting proxies from its shareholders in favor of the arrangement agreement, the acquisition and other related matters. Information concerning persons who may be considered participants in the solicitation of BakBone’s shareholders under the rules of the SEC is set forth in the Proxy Statement filed by BakBone.

About BakBone Software

BakBone makes data protection a simple, straightforward process with an award-winning product suite. From real-time data protection to deduplication, disk-based and tape backup and application protection, BakBone’s solutions manage resources across all platforms, providing improved operational efficiency, reduced system downtime, improved data and application availability and enhanced security to support the business growth of enterprise environments. For more information about BakBone, visit www.bakbone.com or email info@bakbone.com.

BakBone®, BakBone Software®, NetVault®, Application Plugin Module™, BakBone logo®, Integrated Data Protection™, NetVault: SmartDisk™, Asempra® and FASTRecover™ are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.

Forward-Looking Statements

This press release includes predictions, statements and other information relating to Quest’s acquisition of BakBone that might be considered forward-looking statements. These forward-looking statements relate, but are not limited to the anticipated closing of the transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: risks that the transaction may not be completed or that completion could be delayed due to the failure to satisfy certain closing conditions or obtain required approvals, including the approval of the BakBone shareholders. Other risks and uncertainties that may affect forward-looking statements include: risks that the transaction or related integration activity may disrupt current plans, projects and operations; reductions or delays in information technology spending; adverse changes in general economic or market conditions; risks associated with foreign operations; competitive factors, including industry consolidation, and new product and marketing initiatives by the company’s competitors; and other risks described from time to time in BakBone’s filings with the SEC. For a discussion of these and other related risks, please refer to BakBone’s recent SEC filings, including BakBone’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, which is available on the SEC’s website at www.sec.gov, and on SEDAR. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. BakBone undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.